EXHIBIT 99.01
Shire Pharmaceuticals Group plc Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Proposed acquisition of Transkaryotic Therapies Inc.

Basingstoke, UK and Wayne, PA – July 27, 2005 – Shire Pharmaceuticals Group plc (“Shire”) (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that the proposed acquisition of Transkaryotic Therapies, Inc. (“TKT”) was approved by Shire’s shareholders on July 27, 2005. The acquisition is now expected to complete on July 28, 2005.

Shire expects to pay approximately $1.6bn or $37 per common share in cash as consideration for the TKT shares in accordance with the terms of the acquisition.

Shire Chief Executive, Matthew Emmens, commented: “This is great news for Shire and TKT. This acquisition delivers on our strategy and brings a new drug development platform and expertise within a specialty area as well as further expansion into the European markets. We expect that this move will broaden our revenue base while continuing to grow our profits and further build our pipeline in a relatively low risk area of Enzyme Replacement Therapy.

“TKT transition will start immediately and David Pendergast will join our senior management team. We look forward to working with our new colleagues on the development and commercialization of their existing pipeline. The next important milestones this year are; the filing of I2S with the US Food and Drug Administration expected before the end of this year, as well as the publication of phase 1 clinical data for GA-GCB, a treatment for Gaucher’s disease.

“As previously stated, this acquisition is expected to significantly enhance Shire’s sales and EPS growth beyond 2007 and sustain Shire’s consistent operating margin performance.”

Chief Executive Officer of TKT, David Pendergast, Ph.D., said:
“This is a tremendous opportunity for our business and our employees. We look forward to advancing our pipeline with the added expertise and resources that Shire brings to us. It is also great news for patients suffering from rare genetic disorders as it will enable us to introduce effective, life saving treatments that can make such a difference to their lives.”

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For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's ADHD franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to Health Canada's suspension of ADDERALL XR® sales in Canada and the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), SPD480 (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to consummate and benefit from its proposed acquisition of TKT, Shire's ability to secure new products for commercialization and/or development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.